EX-99(d)(3)(a)(i)






                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                             GARTMORE MUTUAL FUNDS,
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                                       AND
                            NORTHPOINTE CAPITAL, LLC
                          Effective February 28, 2007*


         Funds of the Trust                          Advisory Fees
Gartmore Large Cap Value Fund                        0.35% on Subadvisor Assets up to
                                                         $100 million
                                                     0.30% for Subadvisor Assets of $100 million or more

Gartmore Value Opportunities Fund                    0.70% on Subadvisor Assets up to $250 million
                                                     0.675% on SubadvisorAssets of $250 million and
                                                     more but less than $1 billion
                                                     0.65% on Subadvisor Assets of $1 billion and more but
                                                     less than $2 billion
                                                     0.625% on Subadvisor Assets of $2
                                                     billion and more but less than $5 billion
                                                     0.60% for Subadvisor Assets of $5
                                                     billion or more

NorthPointe Small Cap Value Fund                     0.85% of the Fund's average daily net assets

NorthPointe Small Cap Growth Fund                    0.95% of the Fund's average daily net assets


*As most recently approved at the January 11, 2007 Board Meeting.

                                TRUST
                                             GARTMORE MUTUAL FUNDS

                                                   By: _________________________
                                             Name:
                                             Title:

                                             ADVISER
                                             GARTMORE MUTUAL FUND CAPITAL TRUST

                                             By:  _____________________________
                                             Name:
                                             Title:

                                             SUBADVISER
                                             NORTHPOINTE CAPITAL LLC

                                             By:  _____________________________
                                             Name:
                                             Title: